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                                   Exhibit 15

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that C. James Prieur, whose signature appears below, constitutes and appoints Margaret E. Hankard, Margaret Sears Mead and David N. Brown, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign a Registration Statement on Form N-4 of Sun Life of Canada (U.S.) Variable Account F (Reg. No. 333-37907), and any amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                           /s/ C. James Prieur
                                           --------------------------------
                                           C. James Prieur

February 5, 1998